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                                                                       EXHIBIT 8

                               PALMER & DODGE LLP
                                ONE BEACON STREET
                           BOSTON, MASSACHUSETTS 02108

Telephone: (617) 573-0100                              Facsimile: (617) 227-4420

                                 April 29, 1996


Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

     We have acted as counsel to Genzyme Corporation ("Genzyme") in connection with the merger described in the Registration Statement on Form S-4 (the "Registration Statement") of which this exhibit is a part. As counsel to Genzyme, we prepared the description of the federal income tax consequences of the merger set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences." That description fairly and accurately represents our opinion as to the federal income tax matters discussed therein, assuming that the merger is carried out in the manner described in the Registration Statement.

     We hereby consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Palmer & Dodge LLP